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                                                               EXHIBIT 99(A)(5)

                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                        SEDA SPECIALTY PACKAGING CORP.
                                      AT
                             $29.00 NET PER SHARE
                                      BY
                        SEAWOLF ACQUISITION CORPORATION
                    AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                              CCL INDUSTRIES INC.

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        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON MONDAY, JULY 21, 1997 UNLESS THE OFFER IS EXTENDED.
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                                                                  June 23, 1997

To Our Clients:

  Enclosed for your consideration is an Offer to Purchase dated June 23, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal relating to the offer by Seawolf Acquisition Corporation, a Delaware corporation (the "Purchaser") and an indirect wholly owned subsidiary of CCL Industries Inc., a Canadian corporation (the "Parent"), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the "Shares"), of SEDA Specialty Packaging Corp., a Delaware corporation (the "Company"), at a purchase price of $29.00 per share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"). Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to First Chicago Trust Company of New York, the Depositary, prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

  WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Your attention is directed to the following:

    1. The tender price is $29.00 per Share, net to the seller in cash without interest thereon.

    2. The Offer is made for all of the outstanding Shares.

    3. The Board of Directors of the Company has unanimously approved the Merger Agreement (as defined below) and the transactions contemplated thereby, and determined that the Offer and the Merger (as defined below) are fair to, and in the best interests of, the holders of Shares and recommends that holders of the Shares accept the Offer and tender their Shares to the Purchaser.
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    4. The Offer is being made pursuant to the Agreement and Plan of Merger and Reorganization, dated as of June 16, 1997 (the "Merger Agreement"), which provides that subsequent to the consummation of the Offer, the Purchaser will merge with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by the Purchaser or any affiliate of the Purchaser, certain remaining Shares held by a principal stockholder of the Company, Shares held in the treasury of the Company and Shares, if any, held by stockholders who have not voted in favor of or consented to the Merger and who have delivered a written demand for appraisal of such Shares in accordance with the Delaware General Corporation Law) will be cancelled, extinguished and converted into the right to receive $29.00 in cash, without interest thereon.

    5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, July 21, 1997, unless the Offer is extended.

    6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

    7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer, a number of Shares which constitute more than 50% of the voting power (determined on a fully-diluted basis) of all securities of the Company entitled to vote generally in the election of directors or in a merger and (ii) the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

  The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by The Beacon Group Capital Services, L.L.C., the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                        SEDA SPECIALTY PACKAGING CORP.
                                      BY
                        SEAWOLF ACQUISITION CORPORATION

  The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated June 23, 1997 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by Seawolf Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of CCL Industries Inc., a Canadian corporation, to purchase all outstanding shares of common stock, par value $0.001 per share (the "Shares"), of SEDA Specialty Packaging Corp., a Delaware corporation, at a purchase price of $29.00 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

  This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to Be Tendered*

                       , Shares
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Dated:                   , 1997
      -------------------                               SIGN HERE

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                                                      Signature(s)

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                                                  Please print name(s)

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                                                         Address

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                                             Area Code and Telephone Number

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                                              Tax Identification or Social
                                                     Security Number

* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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